Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

For more information, contact:

Roger Metz, Vice President

(303) 804-4082

E-mail: roger_metz@csgsystems.com

CSG SYSTEMS INTERNATIONAL, INC. REPORTS

FOURTH QUARTER 2007 RESULTS

Revenues of $113.5 million;

Income From Continuing Operations of $0.40 per share.

ENGLEWOOD, COLO. (January 29, 2008) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer care and billing solutions, today reported results for the quarter ended December 31, 2007.

Fourth Quarter 2007 Highlights:

•

Results from continuing operations were as follows: total revenues were $113.5 million; operating income was $20.7 million; and income from continuing operations was $13.6 million, or $0.40 per diluted share.

•

Operating income was reduced by approximately $1.3 million, and income from continuing operations was reduced by approximately $0.01 per diluted share, when compared to CSG’s guidance expectations, as a result of the benefits provided to CSG’s former CEO upon his retirement in December. Absent this impact, earnings per diluted share would have been at the mid-point of the range of CSG’s financial guidance for the quarter.

•

Cash flows from operations for the quarter were approximately $20 million, which came in below CSG’s expectations of $31- $32 million for the quarter, primarily due to normal changes in certain operating assets and liabilities at quarter end.

•

During the fourth quarter, CSG completed its $350 million stock repurchase plan announced in August 2006 by repurchasing 2.8 million shares of its common stock for $55.0 million (weighted-average price of $19.54 per share).

•

On December 29, 2007, Peter Kalan, CSG’s executive vice president of business and corporate development, replaced Ed Nafus as chief executive officer and president of the company, due to Mr. Nafus’ retirement.

“Our fourth quarter financial results cap off another solid year for CSG, in terms of both financial and operating performance,” said Peter Kalan, chief executive officer and president of CSG Systems International, Inc. “As we enter 2008, we will remain steadfast in our focus on delivering innovative solutions that solve our clients’ business challenges, and on facilitating our clients’ deployment of new products and services, so they can make customer service a competitive differentiator in today’s robust communications market.”

-more-

CSG Systems International, Inc.

January 29, 2008

Summary GAAP Results of Operations Information (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
	2007	2006	Percent Change	2007	2006	Percent Change
Continuing operations:
Total revenues	$113,452	$96,643	17%	$419,261	$383,106	9%
Operating income	20,654	19,948	4%	83,837	86,471	(3)%
Income from continuing operations	13,564	14,126	(4)%	60,163	62,561	(4)%
Discontinued operations, net of tax	339	969	(65)%	608	(2,791)	122%
Net income	13,903	15,095	(8)%	60,771	59,770	2%
Diluted earnings per share:
Income from continuing operations	$0.40	$0.30	33%	$1.50	$1.33	13%
Discontinued operations, net of tax	0.01	0.02	(50)%	0.02	(0.06)	133%

Net income	$0.41	$0.32	28%	$1.52	$1.27	20%

Fourth Quarter 2007 Results From Continuing Operations

Revenues. Total revenues for the fourth quarter of 2007 exceeded CSG’s previous guidance expectations of $111 million to $113 million, coming in at $113.5 million, which represents an increase of 17 percent when compared to $96.6 million for the same period in 2006, and an increase of five percent when compared to $107.6 million for the third quarter of 2007.

•

The increase in year-over-year revenues relates primarily to the impact of the ComTec and Prairie businesses, which were acquired by CSG in the third quarter of 2007, with the remaining portion of the increase related to organic growth factors.

•

The increase in revenues between sequential quarters relates primarily to strong marketing services revenues during the fourth quarter of 2007, and to a lesser degree, the fourth quarter of 2007 having the full impact of the acquired ComTec and Prairie businesses.

Results of Operations. Income from continuing operations presented in accordance with generally accepted accounting principles (“GAAP”) for the fourth quarter of 2007 was $13.6 million ($0.40 per diluted share), compared to $14.1 million ($0.30 per diluted share) for the same period last year, and $15.2 million ($0.39 per diluted share) for the third quarter of 2007.

•

Operating income was reduced by approximately $1.3 million, and income from continuing operations was reduced by approximately $0.01 per diluted share, when compared to CSG’s guidance expectations, as a result of the benefits provided to CSG’s former CEO upon his retirement in December. Absent this impact, earnings per diluted share would have been at the mid-point of the range of CSG’s financial guidance of $0.40-$0.42 per diluted share for the quarter.

CSG Systems International, Inc.

January 29, 2008

Supplemental Data

The following information is provided to assist readers in further evaluating CSG’s performance (in thousands, except per share amounts):

	Quarter Ended December 31, 2007		Quarter Ended December 31, 2006
	Amount (1)	Per Diluted Share Impact (2)	Amount (1)	Per Diluted Share Impact (2)
Certain non-cash expenses:
Depreciation	$3,572	$0.07	$2,787	$0.04
Amortization of intangible assets	4,709	0.09	4,267	0.05
Stock-based employee compensation	2,976	0.06	3,100	0.04

Total	$11,257	$0.22	$10,154	$0.13

	Year Ended December 31, 2007		Year Ended December 31, 2006
	Amount (1)	Per Diluted Share Impact (2)	Amount (1)	Per Diluted Share Impact (2)
Certain non-cash expenses:
Depreciation	$12,900	$0.21	$10,438	$0.14
Amortization of intangible assets	17,789	0.29	15,913	0.21
Stock-based employee compensation	11,102	0.18	12,214	0.16

Total	$41,791	$0.68	$38,565	$0.51

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of continuing operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	This represents the after tax impact to income from continuing operations on a per diluted share basis using CSG’s effective income tax rates from continuing operations of approximately 36% for the quarter and year ended December 31, 2007, and 42% and 38%, respectively, for the quarter and year ended December 31, 2006.

Total customer accounts processed on CSG’s systems as of December 31, 2007, were 45.1 million, consistent with the number of customer accounts processed as of September 30, 2007.

Financial Condition and Cash Flows

Certain key balance sheet items as of the end of the indicated periods are as follows (in thousands):

	December 31, 2007	September 30, 2007	December 31, 2006
Cash, cash equivalents, and short-term investments (3)	$132,832	$177,328	$415,490
Net trade accounts receivable	114,132	109,952	110,020

Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	December 31, 2007	September 30, 2007	December 31, 2006
Cash Flows from Operating Activities:
Operations	$30,355	$28,404	$29,549
Changes in operating assets and liabilities (4)	(10,807)	7,266	(680)

Net cash provided by operating activities	$19,548	$35,670	$28,869

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January 29, 2008

(3)	The sequential decrease of approximately $44 million between September 30, 2007 and December 31, 2007, is primarily due to $55.0 million of stock repurchases made during the quarter.
(4)	The fourth quarter of 2007 changes in operating assets and liabilities was negatively impacted by normal changes in working capital items at quarterend.

Stock Repurchase Program

During the fourth quarter of 2007, CSG repurchased 2.8 million shares of its common stock for $55.0 million (a weighted-average price of $19.54 per share) under its stock repurchase program. As a result, CSG completed its $350 million stock repurchase plan announced in August 2006 during the fourth quarter. In total for this program, CSG purchased 14.8 million shares at weighted-average price of $23.72 per share.

Full Year 2008 Financial Guidance

A summary of CSG’s financial guidance for continuing operations for the full year 2008 is as follows:

2008 Full Year
Revenues	$450-$460 million
Earnings per Diluted Share	$1.63-$1.70
Cash flows from Operations	$115-$120 million

We expect the total of our non-cash items related to depreciation, amortization, and stock-based compensation for 2008 to be approximately $45 million.

Conference Call

CSG will host a one-hour conference call on Tuesday, January 29, at 5 p.m. EDT, to discuss CSG’s fourth quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com.

Additional Information

For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems International

Headquartered in Englewood, Colorado, CSG Systems International (Nasdaq: CSGS) is a leading provider of outsourced billing, customer care and print and mail solutions and services supporting the North American cable and direct broadcast satellite markets. CSG’s solutions support some of the world’s largest and most innovative providers of bundled multi-channel video, Internet, voice and IP-based services. CSG’s unique combination of solutions, services and expertise ensure that cable and satellite operators can continue to rapidly launch new service offerings, improve operational efficiencies and deliver a high-quality customer experience in a competitive and ever-changing marketplace. CSG is a S&P Midcap 400 company. For more information, visit our website at www.csgsystems.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) the concentration of approximately 70% of CSG’s revenues

CSG Systems International, Inc.

January 29, 2008

with four clients; as a result, the loss of business from any one of those clients could potentially have a material adverse impact to CSG’s financial results; 2) continued market acceptance of CSG’s Advanced Convergent Platform (ACP) and related products and services; 3) CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner; 4) CSG’s dependency on the North American communications industry; as a result, key market factors such as further industry consolidation, new market entrants that may not be clients of CSG, economic conditions, and/or the financial status of CSG clients may affect CSG’s ability to maintain and expand market share; 5) increasing competition in our market from companies of greater size and with broader presence in the communications sector, thus exerting greater influence over client buying decisions; 6) CSG’s ability to successfully integrate and manage acquired businesses, technology or assets to achieve the expected strategic, operating and financial goals established for such acquisitions; 7) CSG’s continued ability to protect its intellectual property rights; and 8) CSG’s dependency on a variety of computing environments and communications networks, thus subjecting CSG to the risks of extended interruptions, outages, unauthorized access and corruption of data. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

FINANCIALS TO FOLLOW

CSG Systems International, Inc.

January 29, 2008

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$123,416	$240,687
Short-term investments	9,416	174,803

Total cash, cash equivalents and short-term investments	132,832	415,490
Trade accounts receivable-
Billed, net of allowance of $1,487 and $1,143	114,132	110,020
Unbilled and other	6,038	5,555
Deferred income taxes	10,657	8,927
Income taxes receivable	2,128	—
Other current assets	6,399	5,636

Total current assets	272,186	545,628
Property and equipment, net of depreciation of $69,565 and $66,656	32,656	23,680
Software, net of amortization of $34,445 and $32,989	8,649	7,725
Goodwill	60,745	14,228
Client contracts, net of amortization of $98,822 and $82,486	31,526	36,024
Deferred income taxes	9,453	19,617
Other assets	7,173	6,594

Total assets	$422,388	$653,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Client deposits	$26,657	$23,645
Trade accounts payable	18,429	15,509
Accrued employee compensation	21,042	20,962
Deferred revenue	17,480	17,586
Income taxes payable	—	3,651
Other current liabilities	7,595	10,158

Total current liabilities	91,203	91,511

Non-current liabilities:
Long-term debt	230,000	230,000
Deferred revenue	9,790	8,632
Income taxes payable	4,918	—
Other non-current liabilities	3,953	5,619

Total non-current liabilities	248,661	244,251

Total liabilities	339,864	335,762

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 33,779,173 shares and 46,831,643 shares outstanding	622	616
Additional paid-in capital	350,272	340,564
Treasury stock, at cost, 27,956,808 shares and 14,776,238 shares	(667,858)	(360,259)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	15	25
Unrecognized pension plan losses and prior service costs, net of tax	(435)	(852)
Accumulated earnings	399,908	337,640

Total stockholders’ equity	82,524	317,734

Total liabilities and stockholders’ equity	$422,388	$653,496

CSG Systems International, Inc.

January 29, 2008

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Revenues:
Processing and related services	$104,379	$87,356	$382,070	$351,764
Software, maintenance and services	9,073	9,287	37,191	31,342

Total revenues	113,452	96,643	419,261	383,106

Cost of revenues:
Processing and related services	54,564	44,079	193,135	173,536
Software, maintenance and services	6,059	5,420	24,674	20,975

Total cost of revenues	60,623	49,499	217,809	194,511

Gross margin (exclusive of depreciation)	52,829	47,144	201,452	188,595

Operating expenses:
Research and development	15,088	13,319	58,342	46,191
Selling, general and administrative	13,430	11,090	45,743	43,127
Depreciation	3,572	2,787	12,900	10,438
Restructuring charges	85	—	630	2,368

Total operating expenses	32,175	27,196	117,615	102,124

Operating income	20,654	19,948	83,837	86,471

Other income (expense):
Interest expense	(1,761)	(1,815)	(7,126)	(7,465)
Interest and investment income, net	2,212	5,991	16,529	21,984
Other, net	88	31	221	(21)

Total other	539	4,207	9,624	14,498

Income from continuing operations before income taxes	21,193	24,155	93,461	100,969
Income tax provision	(7,629)	(10,029)	(33,298)	(38,408)

Income from continuing operations	13,564	14,126	60,163	62,561

Discontinued operations:
Income from discontinued operations, includes net pretax loss on disposal in 2006 of $6,000	547	—	547	(6,555)
Income tax benefit	(208)	969	61	3,764

Discontinued operations, net of tax	339	969	608	(2,791)

Net income	$13,903	$15,095	$60,771	$59,770

Basic earnings (loss) per common share:
Income from continuing operations	$0.40	$0.31	$1.51	$1.35
Discontinued operations, net of tax	0.01	0.02	0.02	(0.06)

Net income	$0.41	$0.33	$1.53	$1.29

Diluted earnings (loss) per common share:
Income from continuing operations	$0.40	$0.30	$1.50	$1.33
Discontinued operations, net of tax	0.01	0.02	0.02	(0.06)

Net income	$0.41	$0.32	$1.52	$1.27

Weighted-average shares outstanding:
Basic	33,779	45,877	39,670	46,464
Diluted	34,086	46,723	40,021	47,102

CSG Systems International, Inc.

January 29, 2008

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2007	December 31, 2006
Cash flows from operating activities:
Net income	$60,771	$59,770
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	12,900	10,438
Amortization	18,972	17,112
Restructuring charge for abandonment of facilities	308	401
Net pretax loss on disposition of discontinued operations	—	6,000
Gain on short-term investments	(3,305)	(1,841)
Deferred income taxes	14,319	15,685
Excess tax benefits from stock-based compensation awards	(892)	(3,511)
Stock-based employee compensation	11,102	12,214
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	2,556	(2,295)
Other current and non-current assets	1,317	(1,093)
Income taxes payable/receivable	1,890	12,070
Trade accounts payable and accrued liabilities	(5,611)	(13,565)
Deferred revenue	1,052	6,765

Net cash provided by operating activities	115,379	118,150

Cash flows from investing activities:
Net payments from the disposition of discontinued operations	—	(6,436)
Purchases of property and equipment	(20,271)	(12,651)
Proceeds from sale of aircraft held for sale	—	7,376
Purchases of short-term investments	(209,436)	(283,082)
Proceeds from sale/maturity of short-term investments	379,008	156,200
Acquisition of businesses, net of cash acquired	(65,934)	(22,283)
Acquisition of and investments in client contracts	(7,436)	(10,658)

Net cash provided by (used in) investing activities	75,931	(171,534)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,150	11,528
Repurchase of common stock	(311,623)	(66,600)
Payments on acquired equipment financing	—	(481)
Excess tax benefits from stock-based compensation awards	892	3,511

Net cash used in financing activities	(308,581)	(52,042)

Net decrease in cash and cash equivalents	(117,271)	(105,426)
Cash and cash equivalents, beginning of period	240,687	346,113

Cash and cash equivalents, end of period	$123,416	$240,687

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$6,167	$6,165
Income taxes	16,971	7,438